Exhibit 1.1

EXECUTION VERSION

REGENERON PHARMACEUTICALS, INC.

1.875% CONVERTIBLE SENIOR NOTES DUE 2016

PURCHASE AGREEMENT

October 18, 2011

October 18, 2011

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Ladies and Gentlemen:

REGENERON PHARMACEUTICALS, INC., a New York corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the purchaser named in Schedule I hereto (the “Initial Purchaser”) $400,000,000 aggregate principal amount of its 1.875% Convertible Senior Notes due 2016 (the “Firm Securities”), which are convertible into cash, common stock of the Company, $0.001 par value per share (the “Stock”), or a combination of cash and Stock, at the Company’s election, to be issued pursuant to the provisions of an Indenture dated on or about October 21, 2011 (the “Indenture”) between the Company and Wells Fargo Bank, National Association, as Trustee (the “Trustee”). The Company also proposes to issue and sell to the Initial Purchaser up to an additional $60,000,000 aggregate principal amount of the 1.875% Convertible Senior Notes due 2016 (the “Additional Securities”) if and to the extent that you shall have determined to exercise the right to purchase such additional 1.875% Convertible Senior Notes due 2016 granted to the Initial Purchaser in Section 2 hereof. The Firm Securities and the Additional Securities are hereinafter collectively referred to as the “Securities”.

The Securities will be offered without being registered under the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act.

In connection with the sale of the Securities, the Company has prepared a preliminary offering circular (the “Preliminary Circular”) and will prepare a final offering circular (the “Final Circular”) including or incorporating by reference a description of the terms of the Securities and the Stock, the terms of the offering and a description of the Company. For purposes of this Agreement, “Additional Written Offering Communication” means any written communication (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Securities other than the Preliminary Circular or the Final Circular, and “Time of Sale Circular” means the Preliminary Circular together with the Additional Written Offering Communications, if any, each identified in Schedule II hereto. As used herein, the terms Preliminary Circular, Time of Sale Circular and Final Circular shall include the documents, if any, incorporated by reference therein on the date hereof. The terms “supplement”, “amendment” and “amend” as used herein with respect to the Preliminary Circular, the Time of Sale Circular, the Final Circular or any Additional Written Offering Communication shall include all documents subsequently filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1. Representations and Warranties. The Company represents and warrants to, and agrees with, you that:

(a) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Preliminary Circular, the Time of Sale Circular or the Final Circular complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) as of the Applicable Time (as defined below), the Time of Sale Circular does not, and at the Closing Date (as defined in Section 4), the Time of Sale Circular, as then amended or supplemented by the Company, if applicable, will not, and, as of the Applicable Time, the Additional Written Offering Communications do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) as of their respective dates, the Preliminary Circular does not contain and the Final Circular, in the form used by the Initial Purchaser to confirm sales and on the Closing Date (as defined in Section 4), will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Preliminary Circular, the Time of Sale Circular or the Final Circular based upon information furnished to the Company in writing by an Initial Purchaser expressly for use therein. As used herein, “Applicable Time” means 9:15 a.m. (Eastern time) on the date of this Agreement.

(b) Except for the Additional Written Offering Communications identified in Schedule II hereto, and electronic road shows, if any, furnished to you before first use, as of the Applicable Time, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any Additional Written Offering Communication.

(c) The accountants who certified the financial statements and supporting schedules included in the Time of Sale Circular and the Final

Circular are independent public accountants as required by the 1933 Act and the rules and regulations of the Commission under the Securities Act (the “1933 Act Regulations”).

(d) The financial statements included or incorporated by reference in the Time of Sale Circular and the Final Circular, together with the related schedules and notes, present fairly the respective financial positions of the Company at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included or incorporated by reference in the Time of Sale Circular and the Final Circular present fairly in accordance with GAAP the information required to be stated therein. The selected financial data included in the Final Circular present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Final Circular. All disclosures included or incorporated by reference in the Time of Sale Circular and the Final Circular regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission), if any, comply with Regulation G under the Exchange Act and Item 10(e) of Regulation S-K of the 1933 Act Regulations, to the extent applicable.

(e) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Except as disclosed in the Final Circular, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(f) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of New York and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Circular and Final Circular and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of ownership or leasing of property or the conduct of business, except where the failure so to qualify or be in good standing would not result in a Material Adverse Effect (as defined below).

(g) Other than Regeneron UK Limited, which has no operations, employees, assets requiring disclosure in the Company’s financial statements, or obligations or liabilities (contingent or otherwise), the Company has no subsidiaries.

(h) This Agreement has been duly authorized, executed and delivered by the Company.

(i) The authorized, issued and outstanding capital stock of the Company is as set forth in, and conforms in all material respects to the condensed balance sheet at June 30, 2011 of the Company included in the Time of Sale Circular and the Final Circular (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Time of Sale Circular and the Final Circular or pursuant to the exercise of convertible securities or options referred to in the Time of Sale Circular and the Final Circular). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(j) The Securities have been duly authorized, and when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability, and will be entitled to the benefits of the Indenture; and the Securities and the Indenture will conform to the descriptions thereof in the Time of Sale Circular and Final Circular.

(k) The shares of Stock initially issuable upon conversion of the Securities have been duly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Securities and the Indenture, will be validly issued, fully paid and non-assessable and will conform to the description of the Stock contained in the Time of Sale Circular and the Final Circular.

(l) The Indenture has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(m) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Securities will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation or by-laws of the Company, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except in the case of clauses (i), (iii) and (iv), for any such contravention that would not, singly or in the aggregate, affect the validity of the Securities or otherwise have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture or the Securities, except as have been obtained or as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.

(n) The statements set forth in the Time of Sale Circular and the Final Circular under the captions “Description of Notes” and “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Securities and the Stock, and under the caption “Certain U.S. Federal Income Tax Considerations”, insofar as they purport to describe the provisions of the laws referred to therein, are accurate, complete and fair in all material respects.

(o) Since the respective dates as of which information is given in the Time of Sale Circular and the Final Circular, except as otherwise stated therein, (A) there has been no material adverse change or a development known to the Company involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings or business affairs of the Company, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company, other than those in the ordinary course of business, which are material with respect to the Company, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(p) The Company is not in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject (collectively, “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated herein and in the Final Circular (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Time of Sale Circular and the Final Circular under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its assets, properties or operations except for any such violation that could not be expected to result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.

(q) No labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, customers or contractors, which, in any case, may reasonably be expected to result in a Material Adverse Effect.

(r) Other than as disclosed in the Time of Sale Circular and the Final Circular, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company, which is required to be disclosed in the Time of Sale Circular and the Final Circular, or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company is a party or of which any of its property or assets is the subject which are not described in the Time of Sale Circular and the Final Circular including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(s) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an “Affiliate”) of the Company, nor any person acting on their behalf, has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities or (ii) offered, solicited offers to buy or sold the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

(t) No registration under the Securities Act of the Securities or Stock issuable upon conversion thereof, nor qualification of the Indenture under the Trust Indenture Act of 1939, as amended, is required for the offer and sale of the Securities to or by the Initial Purchaser in the manner contemplated herein, in the Time of Sale Circular and the Final Circular.

(u) The Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

(v) Neither the Company nor any of its affiliates, nor any director, officer, or employee, nor any agent or representative of the Company or of any of its affiliates, in each case, to the Company’s knowledge, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and, to the Company’s knowledge, the Company and its affiliates have conducted their businesses in compliance with applicable anti-corruption laws.

(w) The operations of the Company are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(x) (i) The Company represents that neither the Company nor, to the Company’s knowledge, any director, officer, employee, agent, affiliate or representative of the Company, is an individual or entity (each, a “Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), or

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).

(ii) The Company represents that it will use the proceeds from the sale of the Securities as described in the Time of Sale Prospectus and the Prospectus under the caption “Use of Proceeds.”

(iii) The Company represents that it is not knowingly engaged in any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(y) There are no contracts or documents which are required to be described in the Time of Sale Circular or the Final Circular or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(z) The Company owns or possesses, or will use its best efforts to acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them. Except as disclosed in the Time of Sale Circular and the Final Circular (i) there is no litigation or other proceeding pending or, to the Company’s knowledge, threatened and no claims are presently being asserted by any third party challenging or questioning the ownership, validity, enforceability of the Company’s right to use or own any Intellectual Property or asserting that the use of any Intellectual Property by the Company or the operation of the business of the Company infringes upon or misappropriates the Intellectual Property of any third party, other than infringements which would not be reasonably likely to have a Material Adverse Effect, and (ii) the Company is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(aa) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under state securities laws.

(bb) The Company possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and the Company has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(cc) The Company has good and marketable title to all real property owned by the Company and good title to all other properties owned by it, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Time of Sale Circular and the Final Circular or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company; and all of the leases and subleases material to the business of the Company considered as one enterprise, and under which the Company holds properties described in the Time of Sale Circular and the Final Circular, are in full force and effect, and the Company has no notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company to the continued possession of the leased or subleased premises under any such lease or sublease.

(dd) Except as described in the Time of Sale Circular and the Final Circular and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) the Company is not in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the

Company has all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body.

(ee) The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Time of Sale Circular and the Final Circular will not be, an “investment company” or an entity controlled by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(ff) To the Company’s knowledge, except as disclosed in the Time of Sale Circular and the Final Circular, there are no rulemaking or similar proceedings before the U.S. Food and Drug Administration, the U.S. Patent and Trademark Office or the European Patent Office which affect or involve the Company or any of the processes or products which the Time of Sale Circular and the Final Circular disclose the Company to have developed, to be developing or to propose to develop or use or propose to use which, if the subject of an action unfavorable to the Company, would have a Material Adverse Effect.

(gg) The preclinical tests and clinical trials that are described in, or the results of which are referred to in, Time of Sale Circular and the Final Circular were and, if still pending, are being conducted in all material respects in accordance with protocols filed with the appropriate regulatory authorities for each such test or trial, as the case may be, and with standard medical and scientific research procedures; each description of the results of such tests and trials contained in the Time of Sale Circular and the Final Circular is accurate and complete in all material respects and fairly presents the data derived from such tests and trials, and except as disclosed in the Time of Sale Circular and the Final Circular, the Company and the Subsidiaries have no knowledge of any other studies or tests the results of which it reasonably believes are inconsistent with, or otherwise call into question, the results described in the Time of Sale Circular and the Final Circular; except as disclosed in the Time of Sale Circular and the Final Circular, the Company has not received any notices or other correspondence from the U.S. Food and Drug Administration of the U.S. Department of Health and Human Services or any committee thereof or from any other U.S. or foreign government or drug or medical device regulatory agency (collectively, the “Regulatory Agencies”) requiring the termination, suspension or modification of any clinical trials that are described or referred to in the Time of Sale Circular and the Final Circular; and the Company has operated and currently is in compliance in all material respects with all applicable rules, regulations and policies of the Regulatory Agencies.

(hh) To the best of the Company’s knowledge without any additional inquiry, there are no affiliations or associations between (i) any member of the Financial Industry Regulatory Authority (the “FINRA”) and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date of this Agreement, except as disclosed in the Time of Sale Circular and Final Circular.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the Initial Purchaser, and the Initial Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Company the aggregate principal amount of Firm Securities set forth in Schedule I hereto opposite its name at the purchase price set forth in Schedule I hereto (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Initial Purchaser the Additional Securities, and the Initial Purchaser shall have the right to purchase, up to the aggregate principal amount of Additional Securities set forth in Schedule I hereto at the Purchase Price plus accrued interest, if any, to the date of payment and delivery. The Initial Purchaser may exercise this right in whole or from time to time in part by giving written notice not later than 13 days after the date of this Agreement. Any exercise notice shall specify the principal amount of Additional Securities to be purchased by the Initial Purchaser and the date on which such Additional Securities are to be purchased (an “Option Closing Date”). Each Option Closing Date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Securities nor later than five business days after the date of such notice.

3. Terms of Offering. The Company is advised by the Initial Purchaser that the Initial Purchaser proposes to make an offering of the Securities purchased by the Initial Purchaser hereunder as soon after this Agreement is entered into as in the Initial Purchaser’s judgment is advisable.

4. Payment and Delivery. Payment for the Securities shall be made to the Company in Federal or other funds immediately available in New York City on the closing date and time set forth in Schedule II hereto, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Securities shall be made to the Company in Federal or other funds immediately available in New York City on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than the tenth business day thereafter, as may be designated in writing by you.

The Firm Securities and the Additional Securities shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or applicable Option Closing Date, as the case may be, for the account of the Initial Purchaser, with any transfer taxes payable in connection with the transfer of the Securities to the Initial Purchaser duly paid, against payment of the Purchase Price therefor.

5. Conditions to the Initial Purchaser’s Obligations. The obligations of the Initial Purchaser are subject to the following conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company from that set forth in the Time of Sale Circular as of the date of this Agreement that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Circular.

(b) The Initial Purchaser shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Initial Purchaser shall have received on the Closing Date (i) the favorable opinion of Skadden, Arps, Slate, Meagher & Flom LLP, outside counsel for the Company, dated the Closing Date, (ii) the favorable opinion of Joseph LaRosa, Esq., General Counsel of the Company, dated the Closing Date, and (iii) the favorable opinion of Valeta Gregg, in-house intellectual property counsel for the Company, dated the Closing Date, in each case, in form and substance satisfactory to the Initial Purchaser. The opinions of counsel for the Company referred to in this Section 5(c) shall be rendered to the Initial Purchaser at the request of the Company and shall so state therein.

(d) The Initial Purchaser shall have received on the Closing Date an opinion of Ropes & Gray LLP, counsel for the Initial Purchaser, dated the Closing Date, in form and substance satisfactory to the Initial Purchaser.

(e) The Initial Purchaser shall have received on each of the date hereof and the Closing Date a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchaser, from PricewaterhouseCoopers LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Time of Sale Circular and the Final Circular; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(f) The obligations of the Initial Purchaser to purchase Additional Securities hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization, execution and authentication of the Additional Securities to be sold on such Option Closing Date and other matters related to the execution and authentication of such Additional Securities.

6. Covenants of the Company. The Company covenants with the Initial Purchaser as follows:

(a) To furnish to you, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(d) or 6(e) below, as many copies of the Preliminary Circular, Time of Sale Circular, the Final Circular, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request.

(b) Before amending or supplementing the Preliminary Circular, the Time of Sale Circular or the Final Circular, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object.

(c) To furnish to you a copy of each proposed Additional Written Offering Communication to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed Additional Written Offering Communication to which you reasonably object.

(d) If the Time of Sale Circular is being used to solicit offers to buy the Securities at a time when the Final Circular is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Circular in order to make the statements therein, in the light of the circumstances, not misleading, or if, in the opinion of counsel for the Initial Purchaser, it is necessary to amend or supplement the Time of Sale Circular to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Initial Purchaser and to any dealer upon request, either amendments or supplements to the Time of Sale Circular so that the statements in the Time of Sale Circular as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Circular, as amended or supplemented, will comply with applicable law.

(e) If, at any time prior to the expiration of nine months after the date of the Final Circular, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Circular in order to make the statements therein, in the light of the circumstances when the Final Circular is delivered to a purchaser, not misleading, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Final Circular, forthwith to prepare and furnish, at its own expense, to the Initial Purchaser, either amendments or supplements to the Final Circular so that the statements in the Final Circular as so amended or supplemented will not, in the light of the circumstances when the Final Circular is delivered to a purchaser, be misleading or so that the Final Circular, as amended or supplemented, will comply with applicable law.

(f) If required under applicable law, to endeavor to qualify the Securities and the shares of Stock issuable upon conversion of the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities or the issuance Stock upon conversion of the Securities, in any jurisdiction where it is not now subject or to subject itself to taxation in excess of a nominal amount in respect of doing business in any jurisdiction in which it is otherwise not so subject.

(g) To reserve and keep available at all times, free of preemptive rights, shares of Stock for the purpose of enabling the Company to satisfy any obligation to issue shares of its Stock upon conversion of the Securities.

(h) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the issuance and sale of the Securities and the shares of Stock issuable upon conversion of the Securities under the Securities Act and all other fees or expenses in connection with the preparation of the Preliminary Circular, the Time of Sale Circular, the Final Circular, any Additional Written Offering Communication prepared by or on behalf of, used by, or referred to by the Company and any amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the delivering of copies thereof to the Initial Purchaser, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Initial Purchaser, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Securities and the shares of Stock issuable upon conversion of the Securities under state securities laws and all expenses in connection with the qualification of the Securities and the shares of Stock issuable upon conversion of the Securities for offer and sale under state securities laws as provided in Section 6(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchaser in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all costs and expenses incident to listing the shares of Stock issuable upon conversion of Securities on the Nasdaq Global Select Market, if required, the cost of printing certificates representing the Securities, (v) the costs and charges of any trustee, any agent of the trustee and the fees and disbursements of counsel for the trustee in connection with the Indenture and the Securities, and any transfer agent, registrar or depositary, (vi) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (vii) the document production charges and expenses associated with printing this Agreement and the Indenture and (viii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution”, and the last paragraph of Section 9 below, the Initial Purchaser will pay all of its costs and expenses, including fees and disbursements of its counsel, stock transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

(i) Neither the Company nor any Affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities.

(j) Not to solicit any offer to buy or offer or sell the Securities or the Stock by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

(k) Any information provided by the Company, its Affiliates or any person acting on its or their behalf to publishers of publicly available databases about the terms of the Securities shall include a statement that the Securities have not been registered under the Securities Act and are subject to restrictions under Rule 144A under the Securities Act;

(l) While any of the Securities or the Stock remain “restricted securities” within the meaning of the Securities Act, to make available, upon request, to any seller of such Securities the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

(m) During the period of one year after the Closing Date or any Option Closing Date, if later, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to resell any of the Securities or any shares of Stock issued upon conversion of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them.

(n) Not to take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.

(o) Prior to the time the Stock issuable upon conversion of the Securities may be included on the Nasdaq Global Select Market, the Company shall apply for such Stock to be duly listed on the Nasdaq Global Select Market.

The Company also covenants with the Initial Purchaser that, without the prior written consent of the Initial Purchaser, it will not, during the restricted period set forth in Schedule II hereto, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock other than the Securities, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Stock other than those contemplated by any note, hedge or warrant transaction described in the Time of Sale Circular or the Final Circular, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock. The foregoing sentence shall not apply to (a) the Securities to be sold hereunder, (b) the issuance by the

Company of shares of Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Initial Purchaser have been advised in writing or which is described in the Time of Sale Circular, (c) the issuance of any shares of Stock in connection with acquisition, licensing, collaboration or similar strategic arrangements, provided that the Company first causes any such recipient of shares under this clause (c) to execute and deliver to you a “lock-up” agreement substantially in the form of Exhibit B, (d) the issuance of shares of Stock as matching contributions under the Company’s 401(k) plan, or (e) the grant of options or the issuance of shares of restricted Stock to employees, officers, directors, advisors or consultants pursuant to the Company’s employee benefit plans. In addition, the Company will not, without the prior consent of the Initial Purchaser, during the period commencing on the date hereof and ending 30 days after the date of the Final Circular, (i) clear or otherwise allow for any executive officer or director to sell or otherwise transfer shares of Stock or any security convertible into or exercisable or exchangeable for Stock under the Company’s insider trading policy and will not open the “trading window” under such policy for any executive officer or director, except, for the avoidance of doubt, the foregoing restrictions shall not apply to sales or transfers pursuant to any written trading plans under Rule 10b5-1 of the Exchange Act that exist as of the date of the Prospectus or (ii) waive the lockup provisions of any agreement to which the Company is a party as of the date of the Prospectus.

7. Offering of Securities; Restrictions on Transfer. (a) The Initial Purchaser acknowledges that the Securities and the Stock issuable upon conversion thereof have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

(b) The Initial Purchaser represents and warrants to and agrees with the Company that:

(i) it has not offered or sold, and will not offer or sell, any Securities within the United States or to, or for the account or benefit of, U.S. persons, (x) as part of their distribution at any time or (y) otherwise until 40 days after the later of the commencement of the offering and the date of the closing of the offering except to those it reasonably believes to be “qualified institutional buyers” (as defined in Rule 144A under the Securities Act).

(ii) neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States;

(iii) in connection with each sale pursuant to Section 4(b)(i)(A), it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale may be made in reliance on Rule 144A;

(iv) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Securities, in circumstances in which Section 21(1) of the FSMA does not apply to the Company;

(v) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and

(vi) In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Initial Purchaser has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Notes which are the subject of the offering contemplated by the Preliminary Offering Circular to the public in that Relevant Member State other than:

(A) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(B) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive; or

(C) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Notes shall require the Company or the Initial Purchaser to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression “an offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless the Initial Purchaser, each person, if any, who controls the Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each agent and each affiliate of the Initial Purchaser within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Circular, the Time of Sale Circular or any amendment or supplement thereto, any Additional Written Offering Communication prepared by or on behalf of, used by, or referred to by the Company, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), or the Final Circular or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Initial Purchaser furnished to the Company in writing by the Initial Purchaser expressly for use therein.

(b) The Initial Purchaser agrees to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Initial Purchaser, but only with reference to information relating to the Initial Purchaser furnished to the Company in writing by the Initial Purchaser expressly for use in the Preliminary Circular, the Time of

Sale Circular, any Additional Written Offering Communication prepared by or on behalf of, used by or referred to by the Company, road show, or the Final Circular or any amendment or supplement thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Initial Purchaser in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and unless such settlement does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchaser on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Initial Purchaser on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchaser on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as (i) the total net proceeds from the offering of the Securities (before deducting expenses) received by the Company and (ii) the total discounts and commissions received by the Initial Purchaser bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and of the Initial Purchaser on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Company and the Initial Purchaser agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, the Initial

Purchaser shall not be required to provide indemnity for or contribute any amount in excess of the amount by which the total price at which the Securities resold by it in the initial placement of such Securities were offered to investors exceeds the amount of any damages that the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchaser, any person controlling the Initial Purchaser or any affiliate of the Initial Purchaser or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

9. Termination. The Initial Purchaser may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Circular or the Final Circular.

If this Agreement shall be terminated by the Initial Purchaser because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Initial Purchaser for all out-of-pocket expenses (including the fees and disbursements of its counsel) reasonably incurred by such Initial Purchaser in connection with this Agreement or the offering contemplated hereunder.

10. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

11. Entire Agreement. (a) This Agreement represents the entire agreement between the Company and the Initial Purchaser with respect to the preparation of the Preliminary Circular, the Time of Sale Circular, the Final Circular, the conduct of the offering, and the purchase and sale of the Securities.

(b) The Company acknowledges that in connection with the offering of the Securities: (i) the Initial Purchaser has acted at arms length, is not an agent of, and owes no fiduciary duties to, the Company or any other person, (ii) the Initial Purchaser owes the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement) if any, and (iii) the Initial Purchaser may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Initial Purchaser arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

12. USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchaser is required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Initial Purchaser to properly identify its clients.

13. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Initial Purchaser shall be delivered, mailed or sent to you at the address set forth in Schedule I hereto; and if to the Company shall be delivered, mailed or sent to the address set forth in Schedule I hereto.

NOW, THEREFORE, the parties hereto have executed this Purchase Agreement by their duly authorized representatives as of the date first written above.

REGENERON PHARMACEUTICALS, INC.

By:	/s/ Murray Goldberg
	Name:	Murray Goldberg
	Title:	SVP and CFO

GOLDMAN, SACHS & CO.

/s/ Goldman, Sachs & Co.

(Goldman, Sachs & Co.)

SCHEDULE I

Initial Purchaser	Aggregate Principal Amount of Firm Securities to be Purchased	Aggregate Principal Amount of Additional Securities Initial Purchaser May Elect to Purchase

Goldman, Sachs & Co.	$400,000,000	$60,000,000

Total	$400,000,000	$60,000,000

Purchase Price: 98% of principal amount of Securities to be purchased

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SCHEDULE II

Time of Sale Circular

1.	Preliminary Circular issued October 17, 2011

2.	Additional Written Offering Communication—Pricing Term Sheet dated October 18, 2011 attached hereto as Exhibit A

EXHIBIT A

PRICING TERM SHEET

EXHIBIT B

[—], 2011

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Ladies and Gentlemen:

The undersigned understands that Goldman, Sachs & Co. has entered into a Purchase Agreement (the “Purchase Agreement”) with Regeneron Pharmaceuticals, Inc., a New York corporation (the “Company”), providing for the offering (the “Offering”) by Goldman, Sachs & Co. as Initial Purchaser (the “Initial Purchaser”) of $400,000,000 aggregate principal amount of Firm Securities and $60,000,000 aggregate principal amount of Additional Securities (collectively, the “Securities”). The Securities will be convertible into shares of Common Stock, par value $0.001 per share of the Company (the “Stock”).

The undersigned hereby agrees that, without the prior written consent of Goldman, Sachs & Co., it will not, during the period commencing on the date hereof and ending on the earlier to occur of (a) 45 days after the date of the final prospectus supplement relating to the Offering, and (b) 5 days after the date of such final prospectus supplement if the sale of the Securities to the Initial Purchaser has not closed, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Stock or other securities acquired in open market transactions after the completion of the Offering; (b) transfers of shares of Stock or any security convertible into Stock as a bona fide gift; (c) distributions or transfers to family members, trusts, and/or controlled entities in connection with estate planning, provided that each transferee shall sign and deliver a lock-up letter substantially in the form of this letter; or (d) the exercise of a stock option for, or the conversion of any convertible security into, shares of common stock, including, without limitation, by transferring or submitting for cancellation aged shares or shares otherwise issued or issuable upon the exercise of a stock option to the Company to satisfy the exercise price of a stock option under the Company’s long-term incentive plans (or to satisfy the minimum withholding tax required in connection with such option exercise). In addition, the undersigned agrees that, without the prior written consent of Goldman, Sachs & Co., it will not, during the period commencing on the date hereof and ending 45 days after the date of the final prospectus supplement, make any demand for or exercise any right with respect to, the registration of any shares of Stock or any security convertible into or exercisable or exchangeable for Stock. The undersigned agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Stock except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Initial Purchaser is relying upon this agreement. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

(continued on next page)

Very truly yours,

(Signature)

(Printed Name)

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